EXHIBIT 10.6
                     FIRST AMENDMENT TO CONTRACT AND LICENSE
                        AGREEMENT, DATD FEBRUARY 3, 2004


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                               FIRST AMENDMENT TO
                                       THE
                         CONTRACT AND LICENSE AGREEMENT


      This FIRST AMENDMENT TO THE CONTRACT AND LICENSE AGREEMENT is made and entered into as of this 3rd day of February, 2004, by and between New Millennium Media International, Inc., a Colorado Corporation ("NMMI"), Mr. John Popovich ("Popovich"), and Mr. John "JT" Thatch ("JT").

                                WITNESSETH THAT:

      WHEREAS, NMMI and Popovich (collectively, the "Parties") entered into a Contract and License Agreement (the "License Agreement") on July 3, 2001;

      WHEREAS, NMMI and Popovich (collectively, the "Parties") entered into a Contract and License Agreement (the "License Agreement") on July 23, 2001;

      WHEREAS, JT agrees that his only interest in the OnScreen Large Scale Video Display ("OSD") technology, and any products or revenue derived therefrom, is embodied in the Second Addendum to the Employment Agreement between JT and NMMI dated February 3rd, 2004; and

      WHEREAS, after discussion and negotiation it is determined that JT and the Parties desire to amend the License Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby covenanted and agreed by JT, NMMI and Popovich as follows:

      1. Paragraph 3 of the License Agreement is deleted in its entirety and substituted therefore shall be the following:

      "3. GRANT OF LICENSE. Popovich by the presents does hereby grant unto NMMI full and exclusive license in and to the "OSD" as described herein and all related patents as well as subsequent improvement, updates and upgrades and related patents and applications for the territory of the United States of America and for all foreign countries. This grant of license hereby provides to NMMI the exclusive right for the manufacture, use and sale of, in and to the "OSD" for direct view video displays with angular dimension greater than 30 inches. This license is valid for the entire patent term and may be recorded in the United States Patent and Trademark Office and such other domestic and/or foreign government office as determined by NMMI to be in the best interest of NMMI.

      2. JT hereby recognizes and acknowledges that, to his satisfaction, the License Agreement should be amended as set forth above, and that his interest in the License Agreement hereby terminates.


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      3. In all other respects the License Agreement shall remain unchanged and is hereby ratified and affirmed as modified herein.




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The effectiveness of this First Amendment to the Contract and License Agreement is conditioned on closing and funding in full the October 16, 2003 offering for seven million two hundred thousand dollars ($7,200,000) within the terms and conditions as stated in the Memorandum of Terms, 1,600 Units that designates the specific terms and conditions for the offering (hereafter referred to as the "Offering"). Should the Offering fail to close and be fully funded for the said seven million two hundred thousand dollars ($7,200,000), then this First Amendment to the Contract and License Agreement shall be void and have no effect.

IN WITNESS WHEREOF, NMMI, Popovich, and JT have executed this First Amendment to the Contract and License Agreement as of the date first above written.

POPOVICH:


-------------------------
Name: John Popovich



NMMI:




---------------------------------------------
Name: Mark R. Chandler
Its: Chief Financial Officer
For: New Millennium Media International, Inc.


JT:




--------------------------
Name: John "JT" Thatcher



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